Exhibit 10.12


                             STOCK OPTION AGREEMENT
                 UNDER CSX 1987 LONG-TERM PERFORMANCE STOCK PLAN
                 -----------------------------------------------

                        * * * * APRIL 1998 GRANT * * * *

        THIS  AGREEMENT is made and entered  into as of April 28,  1998,  by and
between  CSX  Corporation  ("CSX"),  a    Virginia  corporation,  and  NAME (the
                                                                       ----
"Optionee").

        WHEREAS, CSX has adopted the 1987 Long-Term Performance Stock Plan (the "Plan"), a copy of which is attached as Appendix A and made a part hereof, to enable officers and key employees of CSX and its subsidiaries who are responsible for contributing to the financial success and growth of CSX to acquire stock ownership in CSX, thus providing them with a more direct and proprietary interest in CSX; and

        WHEREAS, pursuant to said Plan and subject to your execution of this Agreement, a grant was made, effective April 28, 1998, to Optionee of options to purchase shares of common stock of CSX.

        NOW, THEREFORE, the parties mutually agree as follows:

        1. CSX grants, and Optionee accepts, Total non-qualified stock options ("Options"), each to purchase a share of CSX common stock at $52.6563 per share (the "Option Price") under terms and conditions set forth in the Plan and exercisable as hereinafter described.



               a.     Number Options  shall   become  exercisable  at  such time
                      ------
                      as the daily average price on the New York Stock Exchange of CSX common stock shall equal or exceed $62.6563 for ten consecutive business days;

               b.     Number Options  shall   become  exercisable  at  such time
                      ------
                      as the daily average price on the New York Stock Exchange of CSX common stock shall equal or exceed $77.6563 for ten consecutive business days;

               c.     Number Options  shall   become  exercisable  at such  time
                      ------
                      as the daily average price on the New York Stock Exchange of CSX common stock shall equal or exceed $97.6563 for ten consecutive business days.

            The restrictions imposed by the foregoing Subsections a, b and c of this Section 1 may be satisfied at any time after the date of this Agreement, but shall, in any event, lapse and be of no further effect on April 27, 2007, or as otherwise set forth in the Plan. Notwithstanding the foregoing, Options shall not be exercisable prior to April 28, 1999, or after April 27, 2008. Options may be exercised simultaneously or at different times.

        2. Notice of an exercise of Options shall be given by Optionee in writing to the Corporate Secretary of CSX stating the number of shares with respect to which the Options are exercised. As provided in Section 8 (Non-Qualified Stock Options) of the Plan, the full purchase price of the shares being purchased through exercise of Options shall be tendered at the time of and shall accompany such notice.

            Further, as provided in Section 24 (Withholding Tax) of the Plan, withholding taxes for Federal, state or local jurisdictions must be paid to CSX at the time payment is made for shares purchased through exercise of Options.

        3. If Optionee has been notified by CSX that he or she is an "officer", within the meaning of Regulation 16a-1(f) of the Securities and Exchange Commission (17 C.F.R. 240.16a-1(f)) (hereinafter called "statutory insider"), Optionee shall comply with all laws and regulations applicable to such statutory insiders. Whether or not Optionee is subject to such restrictions, Optionee will abide by all applicable federal securities laws in connection with this Option and any shares of Common Stock that may be received under the Plan.

        4. By acceptance of this Agreement, Optionee agrees to be bound by such requirements as the Company shall adopt from time to time regarding or related to exercise of options and sale or other disposition of any CSX stock. Optionee further agrees to provide such information as CSX may request regarding securities which are issued by CSX and which Optionee owns (whether directly or beneficially, and regardless of whether held by Optionee in Optionee's name, in a brokerage account, in an Individual Retirement Account, or in a program in which Optionee participates that has been established for employees of CSX or its affiliates or otherwise), or which Optionee has sold or otherwise transferred.

        5. The Optionee further agrees to be bound by such requirements as CSX shall adopt from time to time relating to stock retention, including, without limitation, the CSX Corporation Stock Ownership Policy for Executives. If Optionee terminates employment with CSX or any of its subsidiaries, whether voluntarily or involuntarily or by death or permanent disability, the restrictions contained in this paragraph shall not apply, and exercise of this Option shall be governed by applicable law and the applicable provisions of the Plan relating to the exercise of this Option and termination of employment.

        6. The Options are accepted subject to all of the terms and provisions of the Plan and of this Agreement. To the extent there may be any conflict between the Plan or this Agreement, the Plan shall control. Optionee represents that he/she has read and is familiar with the terms and provisions of the Plan. All interpretations or decisions by the Committee referred to in Section 4 (Administration) of the Plan on any questions under the Plan or this Agreement shall be binding, conclusive and final.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of April 28, 1998.



OPTIONEE                                         CSX CORPORATION
--------                                         ---------------




--------------------                             By: --------------------------
Signature                                            Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer